Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
404-364-8000

April 19, 2006

(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND REPORTS A 51% INCREASE IN REVENUE

AND RETURNS TO PROFITABILITY WITH NET INCOME OF $0.02 PER SHARE

Atlanta, Georgia TRANSCEND SERVICES, INC. (TRCR/Nasdaq Market) today announced its results for the three months ended March 31, 2006.

For the three months ended March 31, 2006, Transcend reported revenue of $8,012,000, which represents a 51% increase over the comparable prior year quarter. Gross profit as a percentage of revenue decreased to 22% from 28%. Net income for the first quarter of 2006 was $150,000 or $0.02 per fully diluted share compared to net income of $12,000, or $0.00 per share, for the first quarter of 2005.

Most of the revenue increase of $2,693,000 between the first quarters of 2006 and 2005 is attributable to the acquisition of Medical Dictation, Inc. (“MDI”) on January 31, 2005. MDI contributed revenue of $3,381,000 in the first quarter of 2006 compared to $1,417,000 in the first quarter of 2005, an increase of $1,964,000. Excluding MDI, the Company’s revenue increased $729,000 or 19% in the first quarter of 2006 compared to the first quarter of 2005.

Revenue increased $708,000 or 10% in the first quarter of 2006 compared to the fourth quarter of 2005 due to increased transcription revenue from existing customers as well as transcription revenue from new customers, including those acquired as the result of an agreement dated December 31, 2005 between Transcend and PracticeXpert, Inc.

Gross profit as a percentage of revenue was 22% in the first quarter of 2006, a decline compared to 28% in the first quarter of 2005 but an increase compared to 18% in the fourth quarter of 2005. The decline compared to the first quarter of 2005 is attributable to competitive pricing pressure from both new and existing customers and the addition of MDI, which historically has had lower gross margins. The increase compared to the fourth quarter of 2005 is attributable primarily to the rollout of the Company’s speech recognition-enabled BeyondTXT platform.

Alex Muñoz, Executive Vice President of Operations, commented: “It is extremely gratifying to see our 2005 investments in BeyondTXT and our organization begin to deliver results. We now have over two million dictation lines per month running through the speech recognition engine, which is over one-quarter of the volume processed through our data center in Atlanta, and we are adding lines every week. For the first time, we can clearly see the positive impact of speech recognition on our gross profit as a percentage of revenue. We still have a lot of work to do, however. We will continue to roll out BeyondTXT according to our implementation schedule, explore offshore partnerships to reduce costs and continue to implement improvements to maximize the productivity of our people. We will stay focused on delivering on-time, high quality documents to our customers to ensure that customer retention is maximized.”

Other operating expenses, which is comprised of selling, research and development, general and administrative and depreciation and amortization expenses, increased $54,000 or 4% in the first quarter of 2006 compared to the first quarter of 2005. The 4% overall increase consisted of an increase in other operating expenses at MDI of $180,000 due to the growth of MDI and the fact that the first quarter of 2005 included only two months of MDI expenses. This increase was partially offset by a reduction in non-MDI other operating expenses of $126,000 resulting from the Company’s cost control initiatives. Total other operating expenses as a percentage of revenue decreased to 18% in the first quarter of 2006 from 27% in the first quarter of 2005. The Company adopted Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, as of January 1, 2006. As a result, the Company began expensing the value of stock options over the term of service related to stock option grants. Compensation expense related to stock options totalled $36,000 in the first quarter.

Cash totaled $1,173,000 as of March 31, 2006, which represents an increase of $411,000 from December 31, 2005. Accounts receivable totaled $3,432,000, which represents an increase of $258,000 from December 31, 2005. The number of days of revenue in accounts receivable was 22 days as of March 31, 2006 compared to 19 days as of December 31, 2005. The Company had $2.2 million of working capital as of March 31, 2006.

Debt totaled $6.5 million as of March 31, 2006, including $3.3 million on a revolving line of credit, $2.3 million in promissory notes related to the acquisition of MDI and $0.9 million related to the establishment of a transcription training center in Abilene TX.

Larry Gerdes, President and Chief Executive Officer, added comments regarding the Company’s financial results and financial condition: “We are pleased to return to profitability after a difficult year in 2005. I am encouraged by both the improvement in our gross profit as a percentage of revenue and the results of our expense control initiatives. To grow our revenue 51% with only a 4% increase in other operating expenses shows that we can leverage our relatively fixed overhead costs as we grow. As we move forward, we remain focused on four key areas: (1) gross margin improvement, (2) customer satisfaction, retention and growth, (3) new customer sales and (4) strategic acquisitions. Now that we have the technology and organization in place, we know what we have to do to continue to improve results and everyone is focused on getting the job done in 2006.”

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on April 19, 2006 at 11:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-1409 (the international dial-in number), enter the conference identification number 7809912 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 7809912 from two hours after the completion time of the conference call until midnight on April 21st.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Amounts in Thousands, Except Per Share Amounts and Percentages

	Three Months Ended March 31,
	2006	2005
Revenue	$8,012	$5,319
Direct costs	6,257	3,853

Gross profit	1,755	1,466

Operating expenses:
Marketing and sales	105	254
Research and development	89	123
General and administrative	1,071	815
Depreciation and amortization	199	218

Total operating expenses	1,464	1,410

Operating income	291	56

Interest and other expense, net	(134)	(43)

Net income before income tax provision	157	13

Provision for income taxes	(7)	(1)

Net income	$150	$12

Basic earnings per share	$0.02	$0.00

Weighted average shares outstanding - basic EPS	7,906	7,401

Diluted earnings per share	$0.02	$0.00

Weighted average shares outstanding - diluted EPS	7,942	7,634

TRANSCEND SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

MARCH 31, 2006 and DECEMBER 31, 2005

Amounts in Thousands

	March 31, 2006	December 31, 2005

ASSETS

Cash and cash equivalents	$1,173	$762
Accounts receivable, net	3,432	3,174
Other current assets	191	142
Property and equipment, net	1,595	1,666
Goodwill and other intangible assets, net	4,131	4,168
Other assets	343	348

	$10,865	$10,260

LIABILITIES & STOCKHOLDERS’ EQUITY

Short-term debt	$1,105	$767
Accounts payable and accrued expenses	1,520	1,779
Long-term debt	5,352	5,062
Other long-term liabilities	32	36
Stockholders’ equity	2,856	2,616

	$10,865	$10,260